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  EX-23.1

     CONSENT OF SINGER LEWAK GREENBAUM & GOLDSTEIN, LLP



                                                                    Exhibit 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We hereby consent to the incorporation in the previously filed registration statement of Cybergold, Inc. on Form S-8 dated September 29, 1999, of our report dated January 21, 2000 (except for the last paragraph of Note 10, as to which the date is March 29, 2000), included in this Form 8-K/A related to the financial statements of itarget.com, inc.


Singer Lewak Greenbaum & Goldstein LLP
Los Angeles, California
June 13, 2000